Addendum C to Lease Agreement dated January 17, 2017
Made and entered into in Netanya on June 30, 2022

Between

Cash and Carry Food Services Ltd., Co. No. 51-167745-2
        4 Arye Regev Street, P.O. Box 8147, Netanya
Tel.: 03-6085777; Fax: 03-6085711
(hereinafter: the "Lessor")
                        of the first part;
And

Outbrain Israel Ltd., Co. No. 51-387130-1
        4 Arye Regev Street, P.O. Box 8385, Netanya
        Tel.: 077-2706661; Fax: 077-2706629
(hereinafter: the "Lessee")

                                of the other part;

Whereas    on January 17, 2017 a lease agreement was entered into between the Lessor and the Lessee whereby the Lessee leased from the Lessor areas in building known as A in 6 Arye Regev Street, Netanya (hereinafter respectively: the "Premises" and the "Building") constituting part of a project referred to as "Ycenter" (hereinafter: the "Project"); and thereafter a renovation agreement and consent letters were entered into between the parties concerning the maintenance of the Premises; and in March 2020 Addendum A to the Agreement was entered into whereby changes were made in the terms of the lease; the area of the Premises was expanded and leasehold periods were defined (including additional option periods); and on May 11, 2020 Addendum B to the Agreement was entered into whereby certain reliefs were granted to the Lessee during the Corona period (hereinafter the Agreement, the additional consent letters and the agreed changes: the "Lease Agreement" or the "Agreement"); and
Whereas    the leasehold period under the Agreement shall expire on February 28, 2023; and the Lessee wishes to exercise its option for an additional leasehold period until February 28, 2026; and
Whereas    the Lessee requested to make changes and additions in the terms of the Lease Agreement and the Lessor agreed to make said changes in the manner and according to the terms specified in this Addendum below;
It was therefore declared, warranted and agreed between the parties as follows:
Preamble and Appendices
1.The preamble to this Agreement constitutes an integral part thereof and is binding like all of its terms and the parties confirm the truthfulness thereof.

2.The captions of the sections are provided for convenience and orientation only and shall not be used for the interpretation of this Agreement.

3.All terms and expressions used in this Agreement shall have the meaning afforded them in the Lease Agreement, unless expressly stated otherwise.
Option to lease an area on the roof of the Premises
4.The Lessee shall be entitled, at its exclusive discretion, to lease an area of up to 300 square meter on the roof of the building in which the Premises are located within the area marked green on the photo of the roof of the Building attached as Appendix A to this Addendum (the "Roof Area"). The final Roof Area shall be mutually agreed upon between the parties according to Lessee's plan as reflected in the scheme of the agreed Roof Area which shall be executed by the parties.

5.The monthly leasehold fees for the Roof Area shall amount to NIS 10/square meter plus VAT for each meter of the Roof Area (the "Roof Leasehold Fees") linked to the Index known on the date of execution of this Addendum. The Roof Leasehold Fees shall be paid to the Lessor on the date and in the same manner that the Premises leasehold fees are paid. The Roof Leasehold Fees shall be updated in the Additional Option Period according to the increase in the Premises leasehold fees.

6.Management Fees shall not be charged with respect of the Roof Area.

7.Leasehold fees discounts, if any, for renovation works made, if any, in the areas of the office floors – shall not apply to the roof part of the Premises.

8.The Roof Area shall be delivered to the Lessee in its condition AS IS.

9.The Roof Area shall be leased hereunder as of a dated to be mutually agreed upon between the parties and shall commence on the date on which possession in the Roof Area shall be transferred to the Lessee according to a transfer protocol which shall be entered into between the parties (in this Addendum: the "Effective Date"). As of the Effective Date the Roof Area shall be deemed part of the Premises for all intents and purposes and unless otherwise stated in this Addendum, it shall be subject to the provisions of the Agreement. Two weeks before the Effective Date the financial collateral held by the Lessor (the deposit) shall be increased by an amount equal to the Roof Leasehold Fees plus VAT for a leasehold period of three months.

10.The Lessee shall perform by itself and/or through anyone on its behalf and at its own cost and expense adjustment works on the Roof Area, adjusting it to its needs provided that no construction works shall be made creating roofed areas constituting use of building percentages/building areas. Namely, the Roof Area shall be used by the Lessee as an open space for the benefit of its employees rather than as a closed working area (hereinafter: the "Roof Works").

11.The Lessee shall perform the Roof Works in a manner which shall not harm the sealing of the roof and shall be responsible for repairing any sealing problems, if any, caused as a result of the Roof Works as determined by professional(s) in the field.

12.As part of the Roof Works the Lessee shall install a water meter and an electricity meter to measure the water and electricity consumption in the Roof Area.

13.Upon the termination of the Roof Works the Lessee shall provide the Lessor with a copy of AS MADE plans of the works which were made.
Renovation of the Floor Toilette Rooms
14.The Lessee shall be entitled to renovate the Premises' floor toilette rooms ("Renovation of the Floor Toilette Rooms").
15.Lessor's participation rate in the cost of the Renovation of the Floor Toilette Rooms shall not exceed the sum of NIS 50,000 (fifty thousand) plus VAT for each floor in which Renovation of the Floor Toilette Rooms shall be carried out (women and men) (and in total NIS 150,000 plus VAT for all three floors). The Lessor shall participate in the cost of the Renovation of the Floor Toilette Rooms provided that all of the following conditions are met, in full:

15.1Lessor's participation rate in the Renovation of the Floor Toilette Rooms shall be equal to the actual cost of the renovation (according to invoices which shall be presented) or NIS 50,000 plus VAT whichever is lower ("Lessor's Participation Rate in the Renovation of the Floor Toilette Rooms").

For the purpose of calculating the actual cost of the Renovation of the Floor Toilette Rooms the costs of the materials and sanitary tools as well as the cost of the renovation works borne by the Lessee shall be considered.

15.2The Renovation of the Floor Toilette Rooms shall include replacement of sanitary tools (basins and toilet bowls); replacement of plumbing and faucets; replacement of doors including the toilette room's front door; double sealing of the toilette room floor; replacement of partitions; replacement of floor and wall cladding, all according to a work plan which shall be agreed upon in advance and in writing between the parties.

15.3Lessor's participation in the cost of the Renovation of the Floor Toilette Rooms shall not impose on the Lessor any additional responsibility beyond that which was imposed on it according to the Lease Agreement in connection with the execution of the works and/or their quality and/or responsibility for maintaining any of the facilities which shall be installed in the framework of the Renovation of the Floor Toilette Rooms.

15.4The entitlement to Lessor's participation in the costs of the Renovation of the Floor Toilette Rooms shall apply on the termination of the Renovation of the Floor Toilette Rooms as follows:

15.4.1Upon the termination of the Renovation of the Floor Toilette Rooms the Lessee shall send the Lessor a written notice concerning the termination of the Renovation of the Floor Toilette Rooms (hereinafter: "Lessee's Notice"), together with copies of invoices as specified in section 15.1 above issued by the performing contractor of the renovation works of the floor toilette rooms and/or by the supplier of the materials, certified by Lessee's signature. A description of the relevant works for which each such invoice was issued shall be attached to the above invoices (hereinafter: "Contractor's Document").

15.4.2Within 14 days from its receipt of Lessee's Notice, the Lessor shall inspect and ascertain through its representatives that the Renovation of the Floor Toilette Rooms as described in Contractor's Document has indeed been completed and that the works were made according to the provisions of section 15.2.

If the Lessor failed to inspect the renovation works as aforesaid – within 14 days, it shall be deemed to have confirmed the execution of the Renovation of the Floor Toilette Rooms and its participation in the costs with respect of said floor at Lessor's Participation Rate in the Renovation of the Floor Toilette Rooms.

If inspection as aforesaid was made by the Lessor which found that the works had been performed according to the provisions of the Agreement and this Addendum – Lessor's Participation Rate in the Renovation of the Floor Toilette Rooms according to section 15.1 above shall be transferred within 30 days from the end of the above 14 day inspection period against Lessee's duly issued tax invoice.

    If inspection as aforesaid was made by the Lessor which found that the works had not been performed according to Contractor's Document and/or had not been performed according to the provisions of section 15.2 above – it shall notify the Lessee of the required works which should be completed (hereinafter: the "Completion Notice").

    The Lessor shall participate in Lessee's toilette rooms' renovation costs and shall transfer Lessor's Participation Rate in the Renovation of the Floor Toilette Rooms within 30 days from the completion of the works according to the Completion Notice.

15.5Upon the completion of the Renovation of the Floor Toilette Rooms the Lessee shall transfer to the Lessor a copy of AS MADE plans of the works which were performed.

Renovation of the Building's Lobby
16.The Lessee shall be entitled renovate the lobby of the Building in which the Premises are located ("Lobby Renovation Works").

Lessor's participation in the costs of the Lobby Renovation Works shall not exceed the sum of NIS 50,000 (Fifty Thousand) plus VAT ("Lessor's Participation Rate in the Lobby Renovation Works"). The Lessor shall participate in the costs of the Lobby Renovation Works provided that all of the following conditions are met, in full:

16.1The costs of the Lobby Renovation Works (according to invoices which shall be presented) shall not be less than NIS 150,000 (one hundred and fifty thousand). In calculating the costs of the Lobby Renovation Works the costs of the materials as well as the cost of the renovation works born by the Lessee shall be considered. The installation costs of the security systems and/or the costs of furniture and/or signage and/or mobile design elements and/or consultants and/or insurance shall be taken into account.

16.2Lessor's participation in the costs of the Lobby Renovation Works shall not impose on the Lessor any additional responsibility beyond that which was imposed on it according to the Lease Agreement in connection with the execution of the works and/or their quality and/or responsibility for maintaining any of the facilities which shall be installed in the framework of the Lobby Renovation Works.

16.3The entitlement to Lessor's participation in the costs of the Lobby Renovation Works shall apply on the termination of the Lobby Renovation Works as follows:

16.3.1Upon the termination of the Lobby Renovation Works the Lessee shall send the Lessor a written notice concerning the termination of the Lobby Renovation Works (hereinafter: "Lessee's Notice"), together with copies of invoices as specified in section 16.1 above issued by the performing contractor of the Lobby Renovation Works and/or by the supplier of the materials, certified by Lessee's signature. A description of the relevant works for which each such invoice was issued shall be attached to the above invoices (hereinafter: "Contractor's Document").

16.3.2Within 14 days from its receipt of Lessee's Notice, the Lessor shall inspect and ascertain through its representatives that the Lobby Renovation Works as described in Contractor's Document have indeed been completed.

If the Lessor failed to inspect the renovation works as aforesaid – within 14 days, it shall be deemed to have confirmed the execution of the Lobby Renovation Works and its participation in the costs with respect of the Lobby at Lessor's Participation Rate in the Lobby Renovation Works.

If inspection as aforesaid was made by the Lessor which found that the works had been performed according to the provisions of the Agreement and this Addendum – Lessor's Participation Rate in the Lobby Renovation Works according to section 16.1 above shall be transferred within 30 days from the end of the above 14 day inspection period against Lessee's duly issued tax invoice.

    If inspection as aforesaid was made by the Lessor which found that the works had not been performed according to Contractor's Document – it shall notify the Lessee of the required works which should be completed (hereinafter: the "Completion Notice").

    The Lessor shall participate in Lessee's lobby renovation costs and shall transfer Lessor's Participation Rate in the Lobby Renovation Works within 30 days from the completion of the works according to the Completion Notice.

16.4Upon the completion of the Lobby Renovation Works the Lessee shall transfer to the Lessor a copy of AS MADE plans of the works which were performed.
Agreed Changes to the provisions of the Agreement
17.Section 1.1.3 of the special conditions (page 12 of Appendix A of Addendum A to the Agreement) captioned "Discount in future renovation of the original premises" shall be amended as follows:

The following words shall be deleted:

"provided that the renovation is completed by and no later than February 28, 2022" (first paragraph)

and replaced with:

"provided that the renovation is completed by and no later than February 28, 2025."

18.In the special conditions of Appendix a (new) section 1.1.7 shall be added as follows:
"Upon the completion of the floor renovation works in the Building the Lessee shall transfer to the Lessor a copy of AS MADE plans of the works which were performed."
19.Section 6.5 of the Agreement (page 6 of Appendix A of Addendum A to the Agreement) concerning the monthly leasehold fees during the additional leasehold period shall be amended as follows:

The following words shall be deleted:

The monthly leasehold fees during the additional leasehold period, with respect to each part of the Premises shall be equal to their amount in the last month of the immediately preceding leasehold period with respect to that part of the Premises (including linkage differentials and discounts to the extent that the Lessee was entitled to any discount according to the conditions of this Addendum to the Agreement), plus 5%."

and replaced with:

The monthly leasehold fees during the first additional leasehold period (from March 1, 2023 until February 28, 2026), with respect to each part of the Premises shall be equal to their amount in the last month of the immediately preceding leasehold period with respect to that part of the Premises (including linkage differentials and discounts to the extent that the Lessee was entitled to any discount according to the conditions of this Addendum to the Agreement), plus 3.5%."

The monthly leasehold fees during the second additional leasehold period (from March 1, 2026 until February 28, 2029), with respect to each part of the Premises shall be equal to their amount in the last month of the immediately preceding leasehold period with respect to that part of the Premises (including linkage differentials and discounts to the extent that the Lessee was entitled to any discount according to the conditions of this Addendum to the Agreement), plus 5%."

20.Section 6.5 of the Management Agreement (page 9 of Appendix A of Addendum A to the Agreement) concerning the monthly management fees shall be revised as follows:

The following words in the second paragraph shall be deleted:

"The monthly management fees during the first additional leasehold period (from March 1, 2023 until February 28, 2026) (for each part of the Premises) shall be equal to their amount in the last month of the immediately preceding leasehold period (including linkage differentials), plus 4%."

and replaced with:

"The monthly management fees during the second additional leasehold period (from March 1, 2026 until February 28, 2029), (for each part of the Premises) shall be equal to their amount in the last month of the immediately preceding leasehold period (including linkage differentials), plus 5%."

General Provisions concerning the Execution of the Works
21.The renovation works (with respect to the Roof Works as well as with respect to the floor renovation works: the Lobby Renovation Works and the Renovations of the Floor Toilette Rooms – the "Renovation Works") shall be performed according to the provisions of the Leasehold Agreement and its Appendices (including the obligation to provide an insurance confirmation for the execution period of any of the Renovation Works and a pre-approved work plan by Lessor's representatives for the Renovation Works that it intends to carry out).

22.The Renovation Works shall be performed in a manner avoiding to the maximum extent possible unreasonable disruption under the circumstances, considering the fact that we are concerned with adjustment and construction works, to the conduct of the tenants in the Building and the project, its visitors and lessees in coordination, to the maximum extent possible, with the tenants of the Building with respect to works which may cause a substantial disruption and with the Lessor with respect to the works commencement date and working hours, all of the above according to Lessor's and/or the Management Company's instructions.

23.The Lessee is exclusively responsible for upholding all legal requirements pursuant to any law and/or regulation and/or the requirements of the competent authorities concerning the Renovation Works and their performance.

24.For the avoidance of doubt it is hereby clarified that in the framework of the Renovation Works the Lessee shall not be entitled to perform works which may affect the structure of the Building and/or any part thereof and/or the Building's facades and/or envelope and/or any of the infrastructures and/or of the Building and/or the Project and may not carry out any works requiring a building permit pursuant to the law.

25.The Lessee shall be exclusively responsible for any damage caused to the Lessor and/or other additional tenants in the Building in which the Premises are located and/or to the Lessee and/or to a third party in connection with the Renovation Works, if any, and the Lessee undertakes to indemnify the Lessor for any damage and/or legal action and/or expense, if any, in connection with the Renovation Works, provided that the Lessee is given a reasonable opportunity to defend against any such claim, demand and/or legal action.

26.Without derogating from Lessee's obligations and responsibility according to this Addendum and/or pursuant to any law, the insurance liability provisions applicable to the parties with respect to the Renovation Works are according to the provisions of the Lease Agreement and the insurance appendix which was attached to the Lease Agreement.
General
27.By signing this Addendum to the Agreement the Lessee acknowledges that it has exercised the first option period granted to it and that the leasehold period shall terminate on February 28, 2026.

28.The addresses of the parties for the purpose of this Agreement are as specified in the preamble of this Agreement.

29.This Agreement reflects the entire agreements between the parties concerning the works, Lessor's participation in the cost of the works by way of reducing the leasehold fees, and no oral or written promise, representation, undertaking and the like shall be valid unless included in this Agreement.

In Witness Whereof the Parties affixed their signatures below:

The Lessor	The Lessee